Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-2-7706, 33-42954, 33-45054
and 33-58835 of Standex International Corporation and subsidiaries on Form S-8 of our reports dated August 20, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Standex International
Corporation and subsidiaries for the year ended June 30, 1997.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Boston, Massachusetts

September 18, 1997